UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION STATEMENT

Information Statement Pursuant to Section 14A
of the Securities Exchange Act of 1934

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UNIVERSAL ENERGY CORP.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given to the holders of the shares of common stock of Universal Energy Corp. (the “Company” or “Universal”) that the Annual Meeting of Stockholders will be held at 11:00 a.m., Eastern Daylight Savings Time, on August 20, 2008, at the 3300 Las Vegas Blvd. South, Las Vegas, Nevada 89109, to consider and act upon the following matters:

1.	To elect two (2) individuals to serve on the Board of Directors for a term of one year or until their successors are duly elected and qualified.
2.	To approve an amendment to the amended Articles of Incorporation to increase the authorized common shares from 250,000,000 to 1,500,000,000.
3.	To approve the Universal Energy Corp. 2006 Non-Statutory Stock Option Plan.
4.	To ratify the selection of Cross, Fernandez & Riley, LLP as the Company's independent registered public accounting firm for 2008.
5.	To consider and act upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on July 4, 2008 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Dyron M. Watford

Dyron M. Watford, Chairman of the Board

Lake Mary, Florida

July ___, 2008

UNIVERSAL ENERGY CORP.

Annual Meeting of Stockholders
August 20, 2008

PROXY STATEMENT

INTRODUCTION

i

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UNIVERSAL ENERGY CORP.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, AUGUST 20, 2008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Universal Energy Corp. (“we”, “Universal” or the “Company”) sent you this proxy statement and the enclosed proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2008 annual meeting of stockholders to be held on Wednesday, August 20, 2008 at 11:00 a.m., Eastern Daylight Savings Time, on August 20, 2008, at the 3300 Las Vegas Blvd. South, Las Vegas, Nevada 89109. You are invited to attend the annual meeting to vote in person on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card to indicate your vote with respect to each of the proposals described in this proxy statement.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the annual meeting, a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or contact our Secretary (Attn: Dyron M. Watford, Universal Energy Corp., 30 Skyline Drive, Lake Mary, Florida 32746). Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

We intend to mail this proxy statement and accompanying proxy card on or about July _____, 2008 to all stockholders entitled to vote at the annual meeting and request that all stockholders voting by proxy return their completed proxy cards to us by no later than August ____, 2008.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•	Proposal No. 1: To elect two (2) individuals to serve on the Board for a term of one year or until their successors are duly elected and qualified; and
•	Proposal No. 2: To approve an amendment to the amended Articles of Incorporation to increase the authorized common shares from 250,000,000 to 1,500,000,000; and
•	Proposal No. 3: To approve the Universal Energy Corp. 2006 Non-Statutory Stock Option Plan.
•	Proposal No. 4: To ratify the selection of Cross, Fernandez & Riley, LLP as the Company’s independent registered public accounting firm for 2008.

Each of the proposals, as well as the recommendation of the Board with respect to each of the proposals, is described in greater detail elsewhere in this proxy statement.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on July 4, 2008 will be entitled to vote at the annual meeting. On this record date, there were 249,999,866 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record for purposes of the annual meeting?

If, on July 4, 2008, your shares were registered directly in your name with our transfer agent, Madison Stock Transfer, Inc., then you are a stockholder of record for purposes of the annual meeting.

What if my shares are held in an account at a brokerage firm, bank or dealer?

If, on July 4, 2008, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

How do I vote?

With respect to the election of directors, you may either vote “for” the nominee proposed by the Board or you may abstain from voting for that nominee. For each of the other matters to be voted on, you may vote “for” or “against” or abstain from voting altogether. Whether you are a stockholder of record or the beneficial owner of shares held in “street name,” the procedures for voting are fairly straightforward, as described below:

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. To vote in person, you need only attend the annual meeting, where you will be given a ballot to vote on each of the proposals. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. So long as you return your signed proxy card to us before the annual meeting, your shares will be voted as you have directed on the card. We request that all stockholders voting by proxy return their completed proxy cards to us by no later than August ____, 2008.

Beneficial Owner: Shares Held in “Street Name”

If you are a beneficial owner of shares held in “street name,” you should have received a proxy card and voting instructions with these proxy materials from the organization holding your account. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote in person at the annual meeting. However, to vote in person, you must obtain a valid proxy from the organization holding your account and present it to the inspector of elections at the annual meeting. Please refer to the instructions from that organization included with these proxy materials if you wish to obtain a proxy.

Regardless of how your shares are held and whether or not you plan to attend the annual meeting, we encourage you to vote by proxy to ensure that your vote is counted. Please note that you may still attend the annual meeting and vote in person even if you have already voted by proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “for” and (with respect to proposals other than the election of directors) “against” votes, abstentions and “broker non-votes”. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because that stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes will be counted towards the presence or absence of a quorum but will not be counted towards the affirmative vote total for any proposal.

How many votes are needed to approve each proposal?

The number of votes needed to approve each proposal is as follows:

•	Proposal No. 1: The election of each director contemplated by Proposal No. 1 required that requires that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.
•	Proposal No. 2: To be approved, Proposal No. 2 must receive a “for” vote from the holders of a majority of the shares of common stock as of the record date and entitled to vote is required. Abstentions will have the same effect as “against” votes, and broker non-votes will have no effect.
•	Proposal No. 3: To be approved, Proposal No. 3 must receive a “for” vote from the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the annual meeting. Abstentions will have the same effect as “against” votes, and broker non-votes will have no effect.
•	Proposal No. 4: To be approved, this Proposal No. 4 must receive a “for” vote from the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the annual meeting. Abstentions will have the same effect as “against” votes, and broker non-votes will have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of July 4, 2008.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. On the record date, there were 249,999,866 shares outstanding and entitled to vote. Accordingly, 124,999,934 shares must be present at the meeting or represented by proxy in order to establish a proper quorum to enable us to conduct a vote on each of the proposals at the annual meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted at the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, all of your shares will be voted “for” the election of the nominees for director and “for” the other proposals described in this proxy statement. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

You can change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date. Please note that we request that all stockholders voting by proxy return their completed proxy cards to us by no later than August ___, 2008.

•	You may send a written notice that you are revoking your proxy to our CFO (Attn: Dyron M. Watford, Universal Energy Corp., 30 Skyline Drive, Lake Mary, Florida 32746). To properly revoke your proxy via written notice, this notice must be received by our Secretary by no later than the close of business on Tuesday, August ___, 2008.

You may attend the annual meeting and vote in person. Bear in mind that simply attending the meeting will not, by itself, revoke your proxy. In addition, please recall that if you are a beneficial owner of shares held in “street name” and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization holding your account and present it to the inspector of elections at the annual meeting.

Following the commencement of voting with respect to each proposal, you may not revoke your proxy or otherwise change your vote with respect to each such proposal.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of fiscal year 2008, which ends September 30, 2008.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, stockholder proposals must be submitted in writing by March 1, 2009 to our CFO (Attn: Dyron M. Watford, Universal Energy Corp., 30 Skyline Drive, Lake Mary, Florida 32746). If you wish to nominate a director or submit any other proposal that you wish to have considered at next year’s annual meeting but not described in next year’s proxy materials, you must do so by no later than March 1, 2009.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Background

The Board currently consists of two directors. All nominees listed below are currently directors of the Company. If elected at the annual meeting, each would serve until the 2009 annual meeting of the stockholders and until his successor is elected and has qualified or, if sooner, until the director’s death, resignation or removal.

Information Concerning Directors

The following tables set forth certain information regarding our current directors whose term of office is expiring and who are standing for election at the annual meeting

Current Directors Who are Standing for Election at the Annual Meeting:

Name	Age	Position
Dyron M. Watford	32	Chairman of the Board and Chief Financial Officer
Billy R. Raley	51	Director and Chief Executive Officer

Dyron M. Watford, a Certified Public Accountant, was appointed to serve as our Principal Accounting Officer and was elected to serve as a director of the company in November 2002. In September 2006, Mr. Watford was appointed to serve as our Chief Financial Officer and Chairman. Since August 2000, Mr. Watford has served as the president, sole stockholder and director of Sirus Capital Corp, Inc., a consulting company providing financial services to existing and emerging private and public companies. From December 1998 to August 2000, Mr. Watford was an auditor for Arthur Andersen, LLP. Mr. Watford obtained a Master of Business Administration degree from the University of Central Florida in December 1998.

Billy R. Raley, was appointed to serve as CEO in September 2006. Prior to joining Universal, Mr. Raley was the Regional Vice President and an officer for Progress Energy Florida, Inc., a Progress Energy Company. At Progress, Mr. Raley was responsible for operations and community relations throughout a six-county area in Central Florida. His team consisted of 400 company employees and 200 contract employees, most of who were responsible for distribution construction and operations to nearly 400,000 customers. Prior to joining Progress Energy Florida in 2002, Mr. Raley held the position of Vice President of Transmission for Carolina Power & Light, also a Progress Energy Company. In that position, he was responsible for the construction and maintenance of all transmission facilities in North and South Carolina. He also provided oversight for all transmission engineering and maintenance for the Florida transmission system. Mr. Raley’s background is comprised of over 25 years of electric utility industry experience, including expertise in the areas of Transmission and Distribution Operations, Construction and Maintenance, and Nuclear Generation. Mr. Raley currently serves as a trustee of Stetson University and is the past Chairman of the Foundation Board of Seminole Community College. He also serves on the Cystic Fibrosis Executive Committee. He is a member of the Board of Directors and is the Past Chair of the Seminole Regional Chamber of Commerce. Mr. Raley was recently awarded “Business Person of the Year” for Seminole County.

Vote Required; Board Recommendation

The Board has nominated two directors, Messrs. Watford and Raley, for election at the annual meeting. The nominees for director will be elected by a plurality of “for” votes properly cast in person or by proxy by the holders of common stock. All shares represented by the proxies will be voted “for” the election to the Board of the nominee unless authority to vote for such nominee has been withheld in the proxy. Although the nominees have consented to serve as a director if elected, and the Board has no reason to believe that such nominees will be unable to serve as a director, if any such nominee withdraws or otherwise becomes unavailable to serve, shares represented by the proxies will be voted “for” any substitute nominee designated by the Board. Abstentions and broker non-votes will have no effect. The Board recommends that you vote all of your shares “for” the election to the Board of the nominee described in this Proposal No. 1.

PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED CERTIFICATE OF INCORPORATION

The Board has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 to 1,500,000,000 shares. The Board determined that this amendment is advisable and should be considered at the Annual Meeting.

Background

The Company’s Amended Certificate of Incorporation, as currently in effect, provides that the Company’s authorized capital stock consists of 250,000,000 shares of common stock, $.0001 par value per share. Effective as of July 4, 2008, the Board unanimously approved an amendment to Article 4 of the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 1,500,000,000 shares. In accordance with Delaware law, the proposed amendment to the Amended Certificate of Incorporation is subject to stockholder approval.

In the event that stockholder approval of the proposed amendment is obtained, the Company expects to file a Certificate of Amendment to the Amended Certificate of Incorporation with the Delaware Secretary of State on or about the close of business on the date of the Annual Meeting.

As of July 4, 2008 out of the 250,000,000 shares of common stock currently authorized for issuance under the Amended Certificate of Incorporation, a total of 249,999,866 shares were issued and outstanding and 37,500,000 shares were reserved for issuance upon exercise of the Company’s stock options, warrants and other convertible securities. An increase in the number of shares of common stock authorized for issuance under the Company’s Amended Certificate of Incorporation is necessary to permit the Company to have additional shares available for issuance in furtherance of the Company’s business purposes, as more fully set forth below under “Reasons For and Effects Of the Proposal.”

Reasons for and Effects of the Proposal

Due to the limited number of shares of common stock available to be issued, the Board has unanimously approved, and voted to recommend that the stockholders approve, an amendment to the Company’s Amended Certificate of Incorporation pursuant to which the number of shares of common stock which the Company would be authorized to issue would be increased from 250,000,000 shares to 1,500,000,000 shares.

The Board believes that an increase in authorized common stock would provide the Company with increased flexibility to issue and/or sell common stock from time to time at the discretion of the Board , and without further authorization by the stockholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Company; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that have been or may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

The proposed increase in the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of the holders of such stock. Other than for the possibility of issuing new shares of common stock upon the exercise of outstanding stock options or warrants, the Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment to the Amended Certificate of Incorporation. However, the Company anticipates that it will need to raise additional equity capital in the near future through the issuance of common stock or other securities that are convertible into, or otherwise grant the holder thereof the right to purchase, common stock.

Any issuance of additional shares of common stock could reduce the current stockholders’ proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of common stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, stockholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Although the Board intends to issue common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of common stock and on the equity and voting rights of holders of shares of common stock. The Board believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

Ownership of shares of common stock entitles each stockholder to one vote per share of common stock. Holders of shares of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

The increase in the authorized common stock will be implemented by effecting an amendment to the Company’s Amended Certificate of Incorporation, replacing the current Article 4 with a new Article 4 that states as follows:

“The total number of shares of stock which the corporation is authorized to issue is 1,500,000,000 shares of Common Stock having a par value of $0.0001 per share.”

Assuming the increase in authorized common stock is approved by the stockholders at the Annual Meeting, an amendment to the Company’s Amended Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware, and the increase in authorized common stock will become effective as of 5:00 p.m. EDST time on the date of such filing. The Company expects that such filing will take place on or shortly after the date the Annual Meeting is held. The increase in authorized common stock may be abandoned by the Board at any time before or after the Annual Meeting should the stockholders not approve this proposal.

Vote Required; Board Recommendation

To be approved, this Proposal No. 2 must receive a “for” vote from the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the annual meeting. Abstentions will have the same effect as votes “against” Proposal No. 2; broker non-votes will have no effect. The Board recommends a vote “for” this Proposal No. 2 to INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 1,500,000,000 SHARES, AS SET FORTH ABOVE.

PROPOSAL NO. 3 — APPROVE THE 2006 NON-STATUTORY STOCK OPTION PLAN

On September 13, 2006, the Board adopted the 2006 Non-Statutory Stock Option Plan (the “2006 Plan”) (subject to stockholder approval thereof) and reserved for issuance thereunder 37,500,000 Common Shares of the Company. The following statements include summaries of certain provisions of the 2006 Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2006 Plan, a copy of which is available at the offices of the Company.

Purpose

The Universal Energy Corp. 2006 Plan (the “2006 Plan”) is intended to advance the interests of Universal Energy Corp. by inducing individuals, and eligible entities (as hereinafter provided) of outstanding ability and potential to join, remain with, or provide consulting or advisory services to, the Company, by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee Directors, consultants and advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of Non-Statutory Stock Options (the “Options”) to employees, non-employee Directors, consultants and advisors.

Administration

The 2006 Plan shall be administered by the Board or by a committee (the “Committee”) chosen by the Board . Except as herein specifically provided, the interpretation and construction by the Board or the Committee of any provision of the 2006 Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Nature of Options

Each Option granted under the 2006 Plan shall be authorized by the Board or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable, the option price per share thereof, and such other terms and provisions not inconsistent with this Plan. The vesting and terms of all of the options are determined by the Board and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

Participation

The class of individual or entity that shall be eligible to receive Options under the Plan shall be all employees (including officers) and non-employee Directors of, or consultants and advisors to, either the Company or any subsidiary corporation of the Company; provided, however, that Options shall not be granted to any such consultants and advisors unless (i) bona fide services have been or are to be rendered by such consultant or advisor and (ii) such services are not in connection with the offer or sale of securities in a capital raising transaction. The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees and non-employee Directors of, and the consultants and advisors to, the Company and its subsidiary corporations to whom Options shall be granted, and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant.

Grant of Non-Statutory Stock Options

The Options granted under the Plan are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Options shall be subject to the following terms and conditions:

(a)	An Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to Section 4 hereof.

(b)	The option price of the shares of Common Stock subject to an Option shall be determined by the Board or the Committee, in its sole discretion, at the time of the grant of the Option.
(c)	An Option granted under the Plan may be of such duration as shall be determined by the Board or the Committee (subject to earlier termination as expressly provided within the 2006 Plan).

Summary of Awards

The following table summarizes our equity compensation plans as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders	12,500,000	$0.78	25,000,000
Total:	12,500,000	$0.78	25,000,000

See also “Outstanding Equity Awards at Fiscal Year End” on Page 15.

The 2006 Non-Statutory Stock Option Plan was adopted by the Board on September 13, 2006. The plan was intended to advance the interests of the Company by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee directors, consultants, and advisors with an additional incentive to promote the success of the Company. Under this plan, a maximum of 37,500,000 shares of our common stock, par value $0.0001, were authorized for issue. The vesting and terms of all of the options are determined by the Board and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

Vote Required; Board Recommendation

To be approved, this Proposal No. 3 must receive a “for” vote from the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the annual meeting. Abstentions will have the same effect as votes “against” Proposal No. 3; broker non-votes will have no effect. The Board recommends a vote “for” this Proposal No. 3 to ratify the 2006 Non-Statutory Stock Option Plan.

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of the Board has selected Cross, Fernandez & Riley, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed us to submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. Neither our governing documents nor any applicable law require stockholder ratification of the selection of Cross, Fernandez & Riley, LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Cross, Fernandez & Riley, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Cross, Fernandez & Riley, LLP. Even if the selection is ratified, however, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Independent Registered Public Accounting Firm Fee Information

In connection with the audit of our financial statements for the year ended December 31, 2007, we entered into an engagement agreement with Cross, Fernandez & Riley, LLP which set forth the terms by which Cross, Fernandez & Riley, LLP has performed audit services for us.

The following table sets forth the aggregate fees billed by Cross, Fernandez & Riley, LLP for the services for the year ended December 31, 2007and fees billed for other services rendered by Cross, Fernandez & Riley, LLP during that period.

Fiscal 2007
Audit Fees(1)	$60,000
Audit-Related Fees(2)	-0-
Tax Fees(3)	-0-
Subtotal	$60,000
All other Fees(4)	-0-
Total	$60,000

(1) Audit Fees – Audit fees billed to the Company by Cross, Fernandez & Riley, LLP for auditing the Company’s annual financial statements and/or reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-QSB.

(2) Audit-Related Fees – There were no other fees billed by during the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under “Audit Fees” above.

(3) Tax Fees – There were no tax fees billed during the last two fiscal years for professional services by or Cross, Fernandez & Riley LLP

(4) All Other Fees – There were no other fees billed by during the last two fiscal years for products and services provided.

Pre-approval of Audit and Non-Audit Services of Independent Auditor

The Board ’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services. The Board may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The Board has determined that the provision of non-audit services by Cross, Fernandez & Riley, LLP is compatible with maintaining its independence.

Vote Required; Board Recommendation

To be approved, this Proposal No. 4 must receive a “for” vote from the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the annual meeting. Abstentions will have the same effect as votes “against” Proposal No. 4; broker non-votes will have no effect. The Board recommends a vote “for” this Proposal No. 4 to ratify the selection by the Audit Committee of Cross, Fernandez & Riley, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

On October 4, 2007, the Company issued an unsecured promissory note in the amount of $200,000 to Billy Raley, the Company’s CEO and Director. Interest accrues on the outstanding principal balance from and after October 4, 2007 at a rate of 11 percent per annum. Interest shall be calculated on the basis of a 360-day year, and shall be charged on the principal outstanding from time to time for the actual number of days elapsed. The Company shall pay the Holder all accrued interest and the outstanding principal on the maturity date. The maturity date of the note was April 4, 2008. The note was not paid at maturity and is therefore in default.

On October 4, 2007, the Company issued an unsecured promissory note in the amount of $150,000 to Dyron M. Watford, the Company’s CFO and Chairman. Interest accrues on the outstanding principal balance from and after October 4, 2007 at a rate of 11 percent per annum. Interest shall be calculated on the basis of a 360-day year, and shall be charged on the principal outstanding from time to time for the actual number of days elapsed. The Company shall pay the Holder all accrued interest and the outstanding principal on the maturity date. The maturity date of the note was April 4, 2008. The note was not paid at maturity and is therefore in default.

On September 12, 2006, we sold 2,500,000 restricted shares of our common stock for total net proceeds of $150,000 to a single accredited investor. Subsequently, on September 15, 2006, the Board of approved hiring this investor to serve as our Chief Executive Officer.

On October 6, 2006, we entered into an employment agreement with Kevin Tattersall as chief exploration officer. Mr. Tattersall’s employment agreement was for an initial term of two years and provided for an annual base salary of $60,000 (payable commencing October 6, 2006), an award of 812,500 shares of restricted stock and certain bonus compensation, including a discretionary bonus as determined by the Board . Our employment agreement with Mr. Tattersall was terminated in accordance with the terms of a Separation Agreement and General Release dated December 14, 2007, pursuant to which we agreed to pay Mr. Tattersall an aggregate severance payment of $5,000.

Other than the transaction listed above, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership information as of July 4, 2008 for shares of our capital stock or rights to acquire shares of our capital stock exercisable within 60 days beneficially owned by:

•	our chief executive officer and other executive officers;
•	each director;
•	our directors and executive officers as a group; and
•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and other classes of voting stock.

Percentage ownership in the following table is based on 249,999,866 shares of common stock outstanding as of July 4, 2008. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Billy Raley(2)	6,715,970	2.64%
Dyron M. Watford(3)	5,815,970	2.29%
All officers and directors as a group (2 persons)	12,531,940	4.93%
Beneficial Owners of More than 5% of the Company’s Common Stock

(1)	Calculated pursuant to Rule 13d-3 of the Rules and Regulations under the Exchange Act. Percentages shown for all officers and directors as a group are calculated on an aggregate basis and percentages shown for individuals are rounded to the nearest one-tenth of one percent. The mailing address for each of the directors and officers is c/o Universal Energy Corp, 30 Skyline Drive, Lake Mary, Florida 32746.
(2)	Includes 4,253,470 shares of common stock issuable upon the exercise of stock options vested through 9/30/08
(3)	Includes 4,253,470 shares of common stock issuable upon the exercise of stock options vested through 9/30/08

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of July 4, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	—	—	—
Equity compensation plans not approved by stockholders	12,500,000	$0.78	25,000,000
Total:	12,500,000	$0.78	25,000,000

2006 Non-Statutory Stock Option Plan

The 2006 Non-Statutory Stock Option Plan was adopted by the Board on September 13, 2006. The plan was intended to advance the interests of the Company by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee directors, consultants, and advisors with an additional incentive to promote the success of the Company. Under this plan, a maximum of 37,500,000 shares of our common stock, par value $0.0001, were authorized for issue. The vesting and terms of all of the options are determined by the Board and may vary by optionee; however, the term may be no longer than 10 years from the date of grant.

Director Compensation

Currently there is no compensation package for our board. While we expect to create a compensation package for our board members during the next 12 months, we do not currently have any preliminary agreements or understandings with respect to such compensation packages.

The terms of each of the directors expires at the next annual meeting of the stockholders, the date for which has not been set by the Board. The officers serve at the pleasure of the Board.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors will be elected at the annual meetings to serve for one-year terms. The Company does not know of any agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Universal or any of its subsidiaries or any committee thereof. Any non-employee director of Universal or its subsidiaries is reimbursed for expenses incurred for attendance at meetings of the Board and any committee of the Board , although no such committee has been established. Each executive officer of Universal is appointed by and serves at the discretion of the Board .

None of the officers or directors of Universal is currently an officer or director of a company required to file reports with the Securities and Exchange Commission, other than Universal.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The names of our executive officers and directors, their ages as of July 4, 2008, and the positions currently held by each are as follows:

Name	Age	Position
Billy R. Raley	51	Chief Executive Officer and Director
Dyron M. Watford	32	Chief Financial Officer and Chairman

Biographies of Executive Officers and Directors

Billy R. Raley, was appointed to serve as CEO in September 2006. Prior to joining Universal, Mr. Raley was the Regional Vice President and an officer for Progress Energy Florida, Inc., a Progress Energy Company. At Progress, Mr. Raley was responsible for operations and community relations throughout a six-county area in Central Florida. His team consisted of 400 company employees and 200 contract employees, most of who were responsible for distribution construction and operations to nearly 400,000 customers. Prior to joining Progress Energy Florida in 2002, Mr. Raley held the position of Vice President of Transmission for Carolina Power & Light, also a Progress Energy Company. In that position, he was responsible for the construction and maintenance of all transmission facilities in North and South Carolina. He also provided oversight for all transmission engineering and maintenance for the Florida transmission system. Mr. Raley’s background is comprised of over 25 years of electric utility industry experience, including expertise in the areas of Transmission and Distribution Operations, Construction and Maintenance, and Nuclear Generation. Mr. Raley currently serves as a trustee of Stetson University and is the past Chairman of the Foundation Board of Seminole Community College. He also serves on the Cystic Fibrosis Executive Committee. He is a member of the Board of Directors and is the Past Chair of the Seminole Regional Chamber of Commerce. Mr. Raley was recently awarded “Business Person of the Year” for Seminole County.

Dyron M. Watford, a Certified Public Accountant, was appointed to serve as our Principal Accounting Officer and was elected to serve as a director of the company in November 2002. In September 2006, Mr. Watford was appointed to serve as our Chief Financial Officer and Chairman. Since August 2000, Mr. Watford has served as the president, sole stockholder and director of Sirus Capital Corp, Inc., a consulting company providing financial services to existing and emerging private and public companies. From December 1998 to August 2000, Mr. Watford was an auditor for Arthur Andersen, LLP. Mr. Watford obtained a Master of Business Administration degree from the University of Central Florida in December 1998.

Employment Agreements

Chief Executive Officer

Effective September 14, 2006, we entered into an employment agreement with Billy R. Raley as chief executive officer. Mr. Raley became a director as of December 14, 2006. Mr. Raley’s employment agreement was for an initial term of three years and provided for an annual base salary of $96,000 (payable commencing September 15, 2006), an award of options to purchase up to 6,250,000 shares of common stock and certain bonus compensation, including a discretionary bonus as determined by the Board. If we terminated Mr. Raley’s employment other than for cause, we would have been obligated to pay the product of the sum of the Executive’s then Base Salary plus the amount of the highest annual bonus or other incentive compensation payment theretofore made by the Company to the Executive, multiplied times (y) one. The Board amended Mr. Raley’s annual base salary to $225,000 in March 2007.

Chief Financial Officer

Effective September 14, 2006, we entered into an employment agreement with Dyron M. Watford as chief financial officer. Mr. Watford, who was already a director, became the chairman of the board as of that date. Mr. Watford’s employment agreement was for an initial term of three years and provided for an annual base salary of $72,000 (payable commencing September 15, 2006), an award of options to purchase up to 6,250,000 shares of common stock and certain bonus compensation, including a discretionary bonus as determined by the Board . If we terminated Mr. Watford’s employment other than for cause, we would have been obligated to pay the product of the sum of the Executive’s then Base Salary plus the amount of the highest annual bonus or other incentive compensation payment theretofore made by the Company to the Executive, multiplied times (y) one. The Board amended Mr. Watford’s annual base salary to $180,000 in March 2007.

Summary Compensation Table

The following table summarizes all compensation recorded by us in the last completed fiscal year for our principal executive officer and each other executive officer serving as such whose annual compensation exceeded $100,000 as of the end of the last completed fiscal year. Such officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Billy Raley CEO	2007	214,250	—	—	690,413	—	—	—	$904,663
Dyron Watford CFO	2007	171,000	—	—	690,413	—	—	—	861,413
Kevin Tattersall Exploration Officer	2007	55,000	—	308,597	—	—	—	5,000	368,597
TOTAL		440,250	—	308,597	1,380,826	—	—	5,000	$2,134,673

(1)	Salaries are provided for that part of 2007 during which each Named Executive Officer served as such.
(2)	Granted under the terms of our 2006 Non-Statutory Stock Option Plan. The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to option grants made in 2006, in accordance with SFAS 123R.
(3)	We used the Black-Scholes option pricing model to determine the fair value of all 2006 option grants.
(4)	Mr. Tattersall’s employment contract was terminated on December 14, 2007. Pursuant to the contract, Mr. Tattersall was paid a $5,000 severance.

Messrs. Watford and Raley were granted stock options on September 14, 2006 and September 15, 2006, respectively, which vest and therefore become exercisable on a pro rata basis monthly over three years from the date of grant, commencing on their date of hire. We valued the stock grant based on the following assumptions:

Dividend Yield (per share)	$0.00
Volatility (%)	71.3%
Risk-free Interest Rate (%)	4.625%
Expected Life	3.0 years
Forfeiture Rate	15%

Accordingly, the weighted average fair value per option at the grant date was $0.39.

Mr. Tattersall was granted a stock award as part of his employment agreement on October 6, 2006. The restricted shares vest pro rata basis monthly over three years from the date of grant, commencing on their date of hire. We valued the stock grant based on the closing price of our stock on the date of hire.

Accordingly, the fair value per share was $0.66.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of our Named Executive Officers as of December 31, 2007.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Billy Raley, CEO	86,806	—	—	0.78	09/30/2011	—	—	—	—
	173,611	—	—	0.78	10/30/2011	—	—	—	—
	173,611	—	—	0.78	11/30/2011	—	—	—	—
	173,611	—	—	0.78	12/31/2011	—	—	—	—
	173,611	—	—	0.78	01/31/2012	—	—	—	—
	173,611	—	—	0.78	02/28/2012	—	—	—	—
	173,611	—	—	0.78	03/31/2012	—	—	—	—
	173,611	—	—	0.78	04/30/2012	—	—	—	—
	173,611	—	—	0.78	05/31/2012	—	—	—	—
	173,611	—	—	0.78	06/30/2012	—	—	—	—
	173,611	—	—	0.78	07/31/2012	—	—	—	—
	173,611	—	—	0.78	08/31/2012	—	—	—	—
	173,611	—	—	0.78	09/30/2012	—	—	—	—
	173,611	—	—	0.78	10/31/2012	—	—	—	—
	173,611	—	—	0.78	11/30/2012	—	—	—	—
	173,611	—	—	0.78	12/31/2012	—	—	—	—
	—	—	3,559,029	0.78	(1)	—	—	—	—
TOTAL	2,690,971	—	3,559,029			—	—	—	—

Dyron Watford, CFO	86,806	—	—	0.78	09/30/2011	—	—	—	—
	173,611	—	—	0.78	10/30/2011	—	—	—	—
	173,611	—	—	0.78	11/30/2011	—	—	—	—
	173,611	—	—	0.78	12/31/2011	—	—	—	—
	173,611	—	—	0.78	01/31/2012	—	—	—	—
	173,611	—	—	0.78	02/28/2012	—	—	—	—
	173,611	—	—	0.78	03/31/2012	—	—	—	—
	173,611	—	—	0.78	04/30/2012	—	—	—	—
	173,611	—	—	0.78	05/31/2012	—	—	—	—
	173,611	—	—	0.78	06/30/2012	—	—	—	—
	173,611	—	—	0.78	07/31/2012	—	—	—	—
	173,611	—	—	0.78	08/31/2012	—	—	—	—
	173,611	—	—	0.78	09/30/2012	—	—	—	—
	173,611	—	—	0.78	10/31/2012	—	—	—	—
	173,611	—	—	0.78	11/30/2012	—	—	—	—
	173,611	—	—	0.78	12/31/2012	—	—	—	—
	—	—	3,559,029	0.78	(2)	—	—	—	—
TOTAL	2,690,971	—	3,559,029			—	—	—	—
(1)	These options held by Mr. Raley vest in equal monthly installments pursuant to his employment contract at a rate of 173,611 per month.

(2)	These options held by Mr. Watford vest in equal monthly installments pursuant to his employment contract at a rate of 173,611 per month.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our directors, executive officers and beneficial owners of more than 10% of any class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with, except that two Form 4s were not timely filed for Mr. Raley and Mr. Watford.

Stockholder Communications with the Board

Historically, we have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We currently believe that these informal efforts to receive and respond to stockholder communications to the Board have proven effective in obviating the need for any formal process.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Dyron M. Watford
Chairman of the Board

July ______, 2008

LOCATION OF UNIVERSAL ENERGY CORP. ANNUAL MEETING OF STOCKHOLDERS

Thursday, August 20, 2008 at 11:00 a.m. EDST
3300 Las Vegas Blvd. South
Las Vegas, Nevada 89109

Beneficial owners of common stock held in street name by a broker or bank will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.

Annex A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
UNIVERSAL ENERGY CORP.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

Universal Energy Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify that:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock, par value $0.0001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the 2008 Annual Meeting of Stockholders.

SECOND: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended by replacing the current Article 4 with a new Article 4 that states as follows:

“The total number of shares of stock which the corporation is authorized to issue is 1,500,000,000 shares of Common Stock having a par value of $0.0001 per share.”

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the 2008 Annual Meeting of Stockholders held on August __, 2008.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by , its , and attested to by , its , this ___ day of , 2008.

UNIVERSAL ENERGY CORP.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on August 20, 2008:

Our proxy statement and Annual Report are available at www.universalenergycorp.com

FOLD AND DETACH HERE

PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
August 20, 2008

The undersigned having received the Notice of Annual Meeting of Stockholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Dyron M. Watford and Billy R. Raley, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the Universal Energy Corp. 2008 Annual Meeting of Stockholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted “FOR” all nominees for director and “FOR” Items 2, 3 and 4, and in the discretion of the named proxies on all other matters.

IF YOU DO NOT VOTE BY TOUCH-TONE PHONE OR VIA THE INTERNET,
PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE
AND RETURN IT IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted and Address Changes/Comments above, please mark corresponding box on the reverse side.)

UNIVERSAL ENERGY CORP.
30 SKYLINE DRIVE
LAKE MARY, FLORIDA 32746

VOTE BY INTERNET – www.              .com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:00 A.M. EDST on August 19, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Universal Energy Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Universal Energy Corp., c/o .

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOU
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVERSAL ENERGY CORP.

The Board of Directors recommends a vote FOR all the listed nominees and Items 2, 3 and 4.

Vote on Directors				Vote on Proposals
	For	Against	Abstain		For	Against	Abstain
Dyron M. Watford	☐	☐	☐	Increase Authorized Shares to 1,500,000,000	☐	☐	☐
Billy R. Raley	☐	☐	☐	Approve the 2006 Non-Statutory Stock Option Plan	☐	☐	☐
				Ratify Cross, Fernandez & Riley, LLP. as auditors	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐	Please indicate if you plan to attend this meeting:	☐ Yes	☐ No

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date